                                                                    Exhibit 10.8

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered into as of August 1, 1997, by and between Digital Video Systems, Inc., a Delaware corporation (the "Company"), and Gary Franza ("Franza").

     1.   Employment.
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          1.1  Employment as Executive Vice President and Chief Operating
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Officer (Atlanta).  The Company agrees to employ Franza, and Franza agrees to be
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employed by the Company, as the Executive Vice President of Business Development for the Company and Chief Operating Officer of the Company's Atlanta, Georgia operations (the "Division") for the period beginning on August 1, 1997 or such earlier date as the Company and Franza may agree to (the "Commencement Date") and ending on the second anniversary of the Commencement Date, unless such employment is terminated earlier pursuant to Section 3 (the "Employment Period").

          1.2  Duties as Employee.  Franza agrees to serve as Executive Vice
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President of Business Development for the Company and Chief Operating Officer of the Division during the Employment Period. Franza's duties shall be those customary for holders of similar positions at a company similar to the Company and such other duties as are specified by the Company's President or Board of Directors (the "Board"). Franza shall report directly to Thomas R. Parkinson, the Company's President. In case of a reorganization, merger, consolidation, liquidation, dissolution, sale of all or substantially all of the Company's assets or similar event, the Board reserves the right, in its sole discretion, to change or modify Franza's duties hereunder as it deems appropriate in good faith. During the Employment Period, Franza shall devote full time to, and use his best efforts to advance, the business and welfare of the Company. Franza shall not directly or indirectly render any service of a business, commercial, or professional nature to any other person, organization or other entity, whether for compensation or otherwise, directly or indirectly, without the prior written consent of a majority of the members of the Board.

          1.3  Salary and Benefits.
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               (a) Salary and Bonus. The Company shall pay Franza a salary at
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the annual rate of $180,000 per year payable at least as frequently as monthly and subject to such payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general. The Company shall pay Franza an annual bonus (payable at the end of each year of the Employment Period) of a minimum of $40,000 and a maximum of $80,000, with the amount of the total annual bonus for each year of the Employment Period to be based upon performance standards to be determined by the Company's President. Franza's salary and bonus for the period after the first year of the Employment Period shall continue at the same rate of salary as for the first year of the Employment Period, and with a bonus to be paid at the end of the second year in an amount determined in the same manner as in the first year of the Employment Period, unless otherwise mutually agreed to by the Board and Franza.

               (b) Incentive, Savings and Retirement Plans. Franza shall be
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entitled to participate at the discretion of the Board in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

               (c) Welfare Benefit Plans. Franza shall be eligible for
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participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company.

               (d) Vacations. Franza shall be entitled to three weeks paid time
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off per year of service during the Employment Period. To the extent paid time off is not taken in any year, it shall be accrued and may be taken in subsequent years.

               (e) Expenses.  Franza shall be entitled to receive prompt
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reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other senior executives of the Company.

               (f) Fringe Benefits. Franza shall be entitled to fringe benefits
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in accordance with the plans, practices, programs and policies as in effect generally with respect to other senior executives of the Company.

     2.   Additional Compensation.
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          2.1  1996 Plan Options.
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               (a) In further consideration for Franza's performance of his obligations under this Agreement, and pursuant to an option agreement to contain such terms as are customarily provided for by the Company's 1996 Stock Option Plan (the "Option Plan"), the Company, subject to the approval of the Option Plan by its shareholders and the approval of the grant by the Company's Board, shall grant to Franza options (the "Options") to purchase 125,000 shares of the Company's common stock (the "Shares") during the five-year period from the date of grant, at an exercise price per share equal to the closing price of the Company's common stock on the Nasdaq National Market on the later of the date of this Agreement or the date on which the Board approves this grant.

               (b) The Shares vested and subject to exercise shall be 2.083333% of such Shares at the end of each month after the grant date during which Franza continues to be employed as the Company's Executive Vice President of Business Development and Chief Operating Officer of the Division, so that all of the Shares may be purchased on or after the fourth anniversary of the grant date if Franza has continued to be employed as the Company's Executive Vice President of Business Development and Chief Operating Officer of the Division

                                       2.

through that date. In the event that Franza's employment with the Company terminates for any reason, all Options shall either be vested or cancelled as set forth in Section 3.4 hereof.

     3.  Termination.  The term of Franza's employment under this Agreement may
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terminate as hereinafter provided, in which case (i) Franza shall be entitled to the amounts set forth in Section 3.4 hereof and (ii) Franza shall remain subject to the provisions of Sections 4, 5 and 6 hereof to the extent applicable. The Employment Period shall not extend for any period beyond the second anniversary of the Commencement Date unless agreed to in writing by Franza and the Company.

         3.1   Death or Disability.  If Franza dies or becomes disabled during
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the Employment Period, Franza's employment under this Agreement shall automatically terminate upon death or after three consecutive months of disability, as the case may be. "Disability" shall mean any physical or mental illness that renders Franza unable to perform his agreed-upon services under this Agreement for any three consecutive months. Such disability shall be determined by a licensed physician not affiliated with the parties to this Agreement. In the event of Franza's death, the amounts due him pursuant to this Agreement through the date of his death shall be paid to whomever he has previously designated or, in the event no such designation is made, to his estate, or to the beneficiaries of his estate.

         3.2   Good Cause.  Franza's employment under this Agreement may be
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terminated by the Company for "good cause," as determined in good faith by the Board. The term "good cause" is defined as any one or more of the following occurrences:

               (a) Franza's continuing repeated willful failure or refusal to perform his duties as required by this Agreement or other material breach of this Agreement, provided, that termination of Franza's employment pursuant to this subsection (a) shall not constitute valid termination for cause unless Franza shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording Franza at least 15 days to correct the act or omission complained of;

               (b) Gross negligence, material violation by Franza of any duty of loyalty to the Company or any other material misconduct on the part of Franza, provided that termination of Franza's employment pursuant to this subsection (b) shall not constitute valid termination for cause unless Franza shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording Franza at least 15 days to fully correct the act or omission complained of and to indemnify the Company for any damage caused to it by such act or omission;

               (c) Franza's conviction by, or entry of a plea of guilty or nolo con tendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in excess of six months in the jurisdiction involved; or

                                       3.

               (d) Franza's commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company.

          3.3  Other Termination.
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               (a) By Franza. Franza may terminate this Agreement at any time upon 90 days prior written notice.

               (b) By the Company. The Company may terminate this Agreement at any time during the first year of the Employment Period upon nine months prior written notice. Thereafter, the Company may terminate this Agreement at any time upon 180 days prior written notice. If Franza receives a notice of termination under this Section 3.3(b), Franza shall facilitate an orderly transition of his duties within 30 days, after which time he may continue to report to his work at his option.

               (c) The foregoing notice requirements shall not apply to any termination pursuant to Section 3.2 of this Agreement.

          3.4  Payments Upon Termination.
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               (a) Completion of Employment Period. If at the end of the Employ
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ment Period the parties have not agreed in writing to extend the term of Franza's employment with the Company, Franza shall receive his salary and any guaranteed minimum bonus through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall Franza be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (b) Death or Disability. In the event of Franza's termination as
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set forth in Section 3.1 hereof, he shall receive his salary and the pro rata portion of any guaranteed minimum bonus through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall Franza be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (c) Good Cause. In the event of Franza's termination as set forth
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in Section 3.2 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall Franza be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (d) Other Termination. In the event of Franza's termination as
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set forth in Section 3.3 hereof, he shall receive his salary and the pro rata portion of any guaranteed

                                       4.

minimum bonus through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall Franza be entitled to receive any other additional salary, bonus, options or compensation of any other kind hereunder.

     4.   Ownership of Intangibles.  Franza hereby grants and assigns to the
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Company all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, inventions and improvements (collectively, "Inventions") arising during the term of this Agreement, which Inventions relate to the business of the Company or any of its affiliates, or to actual or demonstrably anticipated research or development of the Company or any of its affiliates, or results from work performed by Franza for the Company or any of its affiliates, together with all patents that are pending or have been issued in the United States and in all foreign countries during the term of this Agreement with respect to such Inventions (the "Proprietary Rights"). All such Proprietary Rights shall be the sole and exclusive property of the Company and shall remain such notwithstanding the subsequent termination of employment under this Agreement. To the extent that any Proprietary Rights or other ideas, designs, techniques, processes, trademarks, inventions or improvements used by the Company during the term of this Agreement rely upon or use patented or unpatented Inventions that Franza has made or conceived prior to the date of this Agreement that has not otherwise been transferred to the Company pursuant to the Asset Purchase Agreement dated as of August 1, 1997 by and between the Company and Arris Interactive L.L.C., Franza hereby grants an exclusive, perpetual, royalty-free, worldwide license to use such Invention.

     5.   Confidential Information.  Franza agrees that during the Employment
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Period, he will be dealing with proprietary, nonpublic and confidential information, including inventions and processes developed by the Company or any of its affiliates, relating to the present and prospective business, assets and good will of the Company or any of its affiliates (all of the foregoing referred to as "confidential information"). Without limiting the generality of the foregoing, it is understood that Franza will have access to information regarding intellectual property of the Company or any of its affiliates, inventions and ideas under development by them, and information regarding the actual and prospective business and customers of the Company or any of its affiliates. Franza agrees that he will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of performing his obligations under this Agreement. All documents prepared by Franza in connection with the services provided herein, and all confidential information (however embodied or recorded) that might be given to him are the exclusive property of the Company and shall be returned to the Company at its request. After termination of Franza's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. Franza acknowledges that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, Franza shall promptly deliver to the Company all books, memoranda, records

                                       5.

and written data in original form of every kind relating to the business and affairs of the Company that may then be in his personal possession.

     6.   Noncompetition.
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          6.1  No Competing Activities.  Franza agrees that, while he is
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employed by the Company, he shall not engage or participate in any state of the United States, directly or indirectly, either as an owner, partner, director, trustee, officer, employee, consultant, advisor or in any other individual or representative capacity, in any activity which is the same as, similar to or competitive in any manner with the business of the Company or its members or affiliates (herein, a "Competing Activity") or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market). Franza further agrees that in the event of a termination for good cause as set forth in
Section 3.2 hereof upon the expiration of the term of this Agreement, or Franza's election to terminate employment pursuant to Section 3.3 hereof, he shall not, for a two-year period following such termination of employment, engage in a Competing Activity or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market).

          6.2  Reasonable Limitations.  Franza acknowledges that, given the
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nature of the Company's business, the covenants contained in this Section 6 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, this Section 6 is determined by any court of competent jurisdiction, or in any arbitration, as the case may be, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court, or in such arbitration, as the case may be.

          6.3  Acknowledgement.  Franza understands that the restrictions in
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Section 6.1 hereof may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration hereunder and otherwise as an employee of the Company to justify such restrictions which, in any event, given his education, abilities and skills, Franza does not believe would prevent him from earning a living.

       7. WAIVER OF JURY.  WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN
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CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND

                                       6.

VOLUNTARILY MADE AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

     8.   Miscellaneous.
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          8.1  Modification and Waiver of Breach.  No waiver or modification of
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this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          8.2  Assignment.  This Agreement shall inure to the benefit of and
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shall be binding upon the Company, its successors and assigns. The obligations and duties of Franza hereunder are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

          8.3  Notices.  All notices and other communications required or
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permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) the Company, 2710 Walsh Avenue, Santa Clara, California 95051, Attention: Secretary, or (b) Franza, to the address set forth below his name on the signature page hereof. Any such party may change said party's address for purposes of this Section 9.3 by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

          8.4  Counterparts.  This instrument may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          8.5  Governing Law.  This Agreement shall be construed in accordance
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with, and governed by, the internal laws of the State of California.

                                       7.

          8.6  Legal Fees.  If any legal action or other proceeding is brought
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for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          8.7  Savings Clause.  If any provision of this Agreement or the
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application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          8.8  Complete Agreement.  This instrument constitutes and contains the
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entire agreement and understanding concerning Franza's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


GARY FRANZA:                        THE COMPANY:

                                    DIGITAL VIDEO SYSTEMS, INC.



___________________________         By:__________________________
Gary Franza


Address:

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___________________________
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                                       8.